UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 28, 2011

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code  301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws:  Change in Fiscal Year.

Effective November 28, 2011, Spherix Incorporated (the “Company”) amended its Certificate of Incorporation to increase its authorized capital from 7 million shares to 52 million shares consisting of 50 million shares of Common Stock having a par value of $0.10 per share and 2 million shares of Preferred Stock having a par value of $0.10 per share.

The action was approved on November 15, 2011, by the Company’s stockholders at the Annual Meeting of Stockholders.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment filed on November 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:	December 15, 2011